                                                                      Exhibit 20

                  Volkswagen Credit Auto Master Trust 1996-1
--------------------------------------------------------------------------------


                 Distribution Date Statement: August 16, 1999


a.       Aggregate Amount of Collections                                                     $402,160,099.00
         Aggregate Amount of Interest Collections                                            $  4,343,636.10
         Aggregate Amount of Principal Collections                                           $397,816,462.90
         Investment Proceeds                                                                 $          0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                57.28%
         Fixed Allocation Percentage                                                                     N/A

c.       Total Amount Distributed on Series 1996-1                                           $  1,780,000.00

d.       Amount of Such Distribution Allocable to Principal on 1996-1                        $          0.00

e.       Amount of Such Distribution Allocable to Interest on 1996-1                         $  1,780,000.00

f.       Investor Default Amount                                                             $          0.00

g.       Draw Amount                                                                         $          0.00

h.       Investor Charge Offs                                                                $          0.00
         Amounts of Reimbursements                                                           $          0.00

i.       Monthly Servicing Fee                                                                          1.00%

j.       Expected Controlled Distribution Amount                                             $          0.00

k.       Invested Amount                                                                     $375,000,000.00

l.       Pool Factor                                                                                  100.00%

m.       Available Subordinated Amount                                                       $ 63,655,917.67

n.       Reserve Fund Balance                                                                $  1,875,000.00

o.       Principal Funding Account Balance                                                   $          0.00
         Yield Supplement Account Balance                                                    $  1,875,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
13-August-99
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                       From                      To             Days
                                                       ----                      --             ----
Current Interest Period                                7/15/99                 8/15/99            32

Series Allocation Percentage                                         100.00%


Initial Principal Balance                                   $375,000,000.00
Outstanding Principal Balance                               $375,000,000.00
Principal Balance of Receivables for Determination Date     $644,063,604.86
Amount Invested in Receivables on Series Issuance Date      $375,000,000.00
Initial Invested Amount                                     $375,000,000.00
Invested Amount at the Beginning of Period                  $375,000,000.00
Invested Amount                                             $375,000,000.00
Required Subordinated Amount                                $ 63,655,917.67
Excess Funded Amount                                        $          0.00

Available Subordinated Amount (previous period)             $104,560,793.22

Incremental Subordinated Amount (previous period)           $ 11,602,921.30

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                    $  1,875,000.00
Yield Supplement Account Beginning Balance                  $  1,875,000.00
Yield Supplement Account Required Amount                    $  1,875,000.00

Reserve Fund Initial Deposit                                $  1,875,000.00
Reserve Fund Required Amount                                $  1,875,000.00
Reserve Fund Beginning Balance                              $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance            $          0.00
Yield Supplement Account Draw Amount                        $          0.00
Outstanding Carryover Amount - Ending Balance               $          0.00
Yield Supplement Account Balance - Ending Balance           $  1,875,000.00
Yield Supplement Account Required Deposit Amount            $          0.00

Reserve Fund Draw Amount                                    $          0.00
Reserve Fund Ending Balance                                 $  1,875,000.00

Reserve Fund Required Deposit Amount                        $          0.00

1-month LIBOR Rate (annualized)                                   5.1800000%
Certificate Coupon (annualized)                                   5.3400000%
Prime Rate (annualized)                                           8.0000000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.8200000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $654,700,547.89
Pool Balance at the Ending of Period                        $641,847,034.27
Average Aggregate Principal Balance                         $648,273,791.08


Aggregate Principal Collections                             $397,816,462.90

New Principal Receivables                                   $384,962,768.89
Receivables Added for Additional Accounts                   $          0.00
Investor Default Amount                                     $          0.00
Net Losses                                                  $          0.00
Monthly Interest Accrued, but not Paid                      $          0.00
Ineligible Receivables                                      $          0.00

Ineligible Receivables in Prior Collection Period           $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off                       $          0.00
Spread Over Prime for Portfolio                                        0.16%
Weighted Average Interest Rate                                         8.16%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)       0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                $ 42,022,704.52
Used Vehicle Percentage                                          6.547%
Used Vehicle Percentage During Last Collection Period            6.398%
Early Amortization Event?                                        NO
Largest Dealer or Dealer Affiliation Balance                     $ 20,801,042.01
Largest Dealer Percentage                                        3.177%

Aggregate Principal Amount of Receivables of Dealers over 2%     $ 15,102,965.31
Aggregate % Principal Amount of Receivables of Dealers over 2%   2.353%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                  $402,160,099.00
Aggregate Amount of Interest Collections                         $  4,343,636.10

Investment Proceeds                                              $          0.00
Aggregate Amount of Principal Collections                        $397,816,462.90
Asset Receivables Rate                                           6.591%
Use Asset Receivables Rate?                                      NO
Carryover Amount (this Distribution Date)                        N/A
Total Carryover Amount                                           N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                             61.37%
Previous Collection Period Monthly Payment Rate                  68.26%
Monthly Payment Rate 3 months ago                                56.85%
3-month Average Payment Rate                                     62.16%
12-month Minimum Payment Rate                                    56.85%
Early Amortization Event?                                        NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                         YES
Last Day of Revolving Period                                     N/A
Invested Amount as of Last Day of Revolving Period               N/A
Accumulation Period Length (months)                              N/A
First Accumulation Date                                          TO BE DETERMINED
Expected Final Payment Date                                      N/A
Required Participation Percentage                                           4.00%
Principal Funding Account Balance                                $          0.00

Principal Payment Amount                                         $          0.00
Controlled Deposit Amount                                        $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                              $  1,780,000.00
ii.   Monthly Servicing Fee Distribution                         $    312,500.00
iii.  Reserve Fund Deposit Amount Distribution                   $          0.00
iv.  Investor Default Amount Distribution                        $          0.00
v.  Outstanding Carryover Amount Distribution                    $          0.00
vi. Yield Supplement Account Deposit Amount Distribution         $          0.00
                                                                 ---------------
Excess Servicing                                                 $    395,452.00
                                                                 $          0.00
Excess Servicing (Previous Period)                               $    548,293.05


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                $           0.0
Draw Amount                                                      $           0.0

VW CREDIT INC. -- SERVICER                                                Page 2
16-August-99
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------


                    Collections                            Accrual         Distribution
                ------------------                     ---------------   -----------------
From:                    15-Jul-99
To:                      15-Aug-99
Days:                           32

LIBOR Rate                 5.18000%
(1 month)

Series #                 1          Active
VCI Rating:             N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------


                          Series                                      Excess      Required           Required         Outstanding
Series  Series          Allocation      Invested       Subordinated   Funded    Participation     Participation       Certificate
Number   Name           Percentage       Amount           Amount      Amount     Percentage           Amount            Balance
------   ----           ----------       ------           ------      ------     ----------           ------            -------
         Trust                        $375,000,000.00  $63,655,917.67   $0.00         N/A          $15,000,000.00
     1   Series 1996-1     100.00%    $375,000,000.00  $63,655,917.67   $0.00        4.00%         $15,000,000.00    $375,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
13-Aug-99
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


                                                                                EXCESS SPREAD
INITIAL AMOUNTS                                                                  CALCULATION
---------------                                                                  -----------

Initial Invested Amount                                  $375,000,000.00    Weighted Average Rate Charged to           8.16%
                                                                            Dealers
Invested Amount                                          $375,000,000.00    LIBOR                                      5.18%
Controlled Accumulation Amount                           $          0.00    Certificate Rate (LIBOR+16 b.p.)           5.34%
Required Subordinated Amount                             $ 63,655,917.67    Servicing Fee Rate                         1.00%
Annualized Servicing Fee Rate                                       1.00%   Investor Net Losses                        0.00%
                                                                                                                       ----
First Controlled Accumulation Date                        TO BE DETERMINED  Excess Spread                              1.82%
Accumulation Period Length (months)                            N/A
Expected Final Payment Date                                    N/A
Initial Settlement Date                                        28-Mar-96
Required Participation Percentage                                   4.00%
Subordinated Percentage                                            14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                     Required            Excess
                                                          Series 1996-1         Invested           Subordinated         Funding
Principal Receivables                                         Total              Amount               Amount             Amount
---------------------                                         -----              ------               ------             ------
Series Allocation Percentage                                      100.00%
Beginning Balance                                        $375,000,000.00     $375,000,000.00      $63,655,917.67               $0.00
  Floating Allocation Percentage                                   57.28%              57.28%
  Fixed Allocation Percentage                                        N/A

Principal Collections                                    $397,816,462.90     $397,816,462.90           N.A.               N.A.
New Principal Receivables                                $384,962,768.89     $384,962,768.89           N.A.               N.A.
Principal Default Amounts                                $          0.00     $          0.00           N.A.               N.A.
Receivables Added for Additional Accounts                $          0.00     $          0.00           N.A.               N.A.
Controlled Deposit Amount                                $          0.00                 N/A           N.A.               N.A.
Principal Allocation Percentage
"Pool Factor"                                               100.00000000%

Ending Balance                                           $375,000,000.00     $375,000,000.00      $63,655,917.67               $0.00
  Floating Allocation Percentage                                   58.43%              58.43%


Non-Principal Receivables
-------------------------

Interest Collections                                     $  2,487,952.00
Recoveries on Receivables Written Off                    $          0.00
Investment Income                                        $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 4
13-Aug-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------



Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------

Available Subordination Amount (Previous)             $104,560,793.22        $103,866,959.75
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    548,293.05        $    693,833.47
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $105,109,086.27        $104,560,793.22

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 63,655,917.67        $ 65,174,349.87

Incremental Subordinated Amount                       $ 10,084,489.09        $ 11,602,921.30
  Overconcentration Amount                            $ 15,102,965.31        $ 17,725,024.18

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  4,343,636.10        $  4,624,162.90
  Certificateholder Interest Collections              $  2,487,952.00        $  2,469,386.80
  Subordinate Interest Collections                    $    422,327.65        $    429,175.14
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,785,279.65        $  4,773,561.95

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    540,228.16        $    565,384.96
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00